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EXHIBIT 99(b)


                               HECHINGER COMPANY
                          CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)

                                                                              (unaudited)
                                                                             OCT 28, 1995           JAN 28, 1995
                                                                            ----------------       ---------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                    $     24,791           $      26,252
Marketable securities at fair value                                                37,206                  68,911
Merchandise inventories                                                           473,090                 453,529
Other current assets                                                               68,875                  66,742
                                                                            ----------------       ---------------
Total Current Assets                                                              603,962                 615,434



PROPERTY, FURNITURE and EQUIPMENT, net                                            542,131                 504,132



COST IN EXCESS OF NET ASSETS ACQUIRED, net                                         54,162                  55,421





LEASEHOLD ACQUISITION COSTS, net                                                   49,684                  52,541



OTHER ASSETS                                                                       31,810                  33,701
                                                                            ----------------       ---------------

TOTAL ASSETS                                                                 $  1,281,749           $   1,261,229
                                                                            ================       ===============




                                                                              (unaudited)
                                                                             OCT 28, 1995           JAN 28, 1995
                                                                            --------------         ---------------
LIABILITIES and STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses                                        $    351,048           $     327,587
Income taxes payable                                                                7,851                  10,493
Current portion of long-term debt and capital lease
     obligations                                                                    3,681                   3,453
                                                                            --------------         ---------------

Total Current Liabilities                                                         362,580                 341,533

LONG-TERM DEBT                                                                    384,217                 384,969
CAPITAL LEASE OBLIGATIONS                                                          16,468                  18,408
DEFERRED RENT                                                                      28,332                  26,846
OTHER LONG-TERM LIABILITIES                                                         8,200                   8,200

STOCKHOLDERS' EQUITY
Class A common stock, $.10 par value; authorized
  50,000,000 shares; issued 30,867,748 and
  30,797,512                                                                        3,087                   3,080
Class B common stock, $.10 par value, authorized
  30,000,000 shares; issued 11,456,762 and
  11,518,729                                                                        1,146                   1,152
Additional paid-in capital                                                        238,248                 238,182
Retained earnings                                                                 241,007                 240,919
Unearned compensation                                                                (911)                 (1,553)
Less treasury stock at cost, 29,249 and 17,213 Class A
  common shares and 14,497 and 14,497 Class B
  common shares                                                                      (625)                   (507)
                                                                            --------------         ---------------

TOTAL STOCKHOLDERS' EQUITY                                                        481,952                 481,273
                                                                            --------------         ---------------

TOTAL LIABILITIES and STOCKHOLDERS' EQUITY                                   $  1,281,749           $   1,261,229
                                                                            ==============         ===============

See notes to consolidated financial statements.


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